LAW OFFICE OF ORIOSTO MEDRANO SANTANA Attorney-at-Law	550 Cochituate Road, East Wing, Suite 425 Framingham, MA 01701 Tel. (617)519-0604 Fax. (508) 655-9301

                                 January 31, 2011

Simple Capital Trust

550 Cochituate Road, Suite 25

Framingham, Massachusetts 01701

Re:   Simple Capital Trust

         File Nos. 333-142326 and 811-22054

Dear Ladies and Gentlemen:

I hereby consent to the reference of my firm as counsel in Post-Effective Amendment No. 3 to The Simple Capital Fund’s Registration Statement on Form N-1A. In addition, I hereby consent to the incorporation by reference of my opinion as to the legality of the securities being registered, which was filed on April 24, 2007 as an Exhibit to Simple Capital Fund’s Registration Statement on Form N-1A.

This office is affiliated with the trust. Mr. Medrano Santana is an officer of the Trust and an officer of the Trust’s investment adviser.

                                 Very Truly Yours,

                                 /s/ Oriosto Medrano Santana

Oriosto Medrano Santana